UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Brand Engagement Network, Inc. (the “Company”) has scheduled its Annual Meeting of Shareholders (the “2025 Annual Meeting”) on July 22, 2025, with a June 24, 2025, record date for the determination of shareholders entitled to receive notice and vote at such meeting.

The 2025 Annual Meeting will be held virtually via Zoom Webinar. Shareholders wishing to attend must register in advance at https://us06web.zoom.us/webinar/register/WN_pAj4LS-5RKShUakoP5jCbA#/registration. Upon registering, shareholders will receive a confirmation email containing a unique link and instructions to access the meeting.

The 2025 Annual Meeting will include consideration of the election of directors, ratification of the appointment of the Company’s independent registered public accounting firm, and such other business as may properly come before the meeting.

This Current Report on Form 8-K is being filed solely to announce the date, time, and virtual location of the 2025 Annual Meeting of Stockholders and related registration details. This report shall not be deemed to constitute a solicitation of proxies or an offer to sell or buy securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

BRAND ENGAGEMENT NETWORK INC.

	By:	/s/ Paul Chang
Name: Paul Chang
Title: Chief Executive Officer